MAS
____________
MAS FUNDS

ONE TOWER BRIDGE  *  WEST CONSHOHOCKEN  *  PENNSYLVANIA, 19428  *
(610) 940-5000

July 14, 2000


Ms. Santa Sasena
PricewaterhouseCoopers, LLP
160 Federal Street
Boston, MA  02110

Dear Ms. Sasena:

On July 14, 2000, PricewaterhouseCoopers LLP resigned as the independent accountants of the MAS Funds listed on the attached
Exhibit I effective immediately. This action was accepted by the Fund's Audit Committee on July 14, 2000.

In accordance with the requirements of Item 304 of Regulation S-
K, please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

1. Effective July 14, 2000, PricewaterhouseCoopers LLP resigned as the independent accountants of MAS Funds specified on
Exhibit I.  This action was accepted by the Fund's Audit
Committee on July 14, 2000.

2. PricewaterhouseCoopers LLP's reports on the Fund's financial statements for fiscal years ended in 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

3. During the Fund's fiscal years ended in 1999 and 1998, and through July 14, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years.

4. The Fund's, with the approval of its Board of Trustees and its Audit Committee, engaged Deloitte & Touche LLP as its new independent accountants as of July 14, 2000.

Ms. Santa Sasena
July 14, 2000


5. A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to each Fund's next Form N-SAR (in accordance with Sub-Item 77k of Form N-SAR).

Sincerely,


James A. Gallo
Treasurer, MAS Funds

JAG/cmm


Exhibit I

Portfolio

Advisory Foreign Fixed Income
Advisory Foreign Fixed Income II
Advisory Mortgage
Balanced
Cash Reserves
Domestic Fixed Income
Equity
Fixed Income
Fixed Income II
Global Fixed Income
High Yield
Intermediate Duration
International Fixed Income
Limited Duration
Mid Cap Growth
Mid Cap Value
Multi-Asset-Class
Multi-Market Fixed Income
Municipal
Small Cap Growth
Small Cap Value
Special Purpose Fixed Income
Strategic Small Value
Value


1940 Act File #811-7607
1933 Act File #333-03013